Registration No. 333-
                                                                        --------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  SEITEL, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                      76-0025431
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                              50 Briar Hollow Lane
                            West Building, 7th Floor
                              Houston, Texas 77027
                                 (713) 627-1990
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            Paul A. Frame, President
                                  SEITEL, INC.
                              50 Briar Hollow Lane
                            West Building, 7th Floor
                              Houston, Texas 77027
                                 (713) 627-1990
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                Please address a copy of all communications to:

                            William Mark Young, Esq.
                      GARDERE WYNNE SEWELL & RIGGS, L.L.P.
                           333 Clay Avenue, Suite 800
                            Houston, Texas 77002-4086

     Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective    registration    statement    for   the   same    offering. [  ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                       CALCULATION OF REGISTRATION FEE
=================================================================================================================
|                                |                 |  Proposed Maximum   |   Proposed Maximum    |   Amount of  |
|     Title of Each Class of     |   Amount to be  |   Offering Price    |  Aggregated Offering  | Registration |
|  Securities to be Registered   |    Registered   |    Per Unit (1)<F1> |        Price (1)<F1>  |      Fee     |
|================================|=================|=====================|=======================|==============|
| Common Stock, $0.01 par value  |      132,075    |       $29.813       |       $3,937,486      |     $1,375   |
=================================================================================================================

<F1> (1)  Estimated  solely for the purpose of calculating the  registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on July 29, 1996.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                  SEITEL, INC.

                           132,075 Shares Common Stock


     The 132,075 shares (the "Shares") of Seitel, Inc. (the "Company") Common Stock, par value $0.01 per share (the "Common Stock") offered hereby are being offered for sale by the holders of the Shares named herein under the heading "Selling Stockholders" (the "Selling Stockholders") and are described herein under the heading "Common Stock Offered by Selling Stockholders." The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. See "Use of Proceeds." The outstanding Common Stock of the Company, including the Common Stock offered hereby, is listed on the New York Stock Exchange (the "NYSE") under the symbol "SEI." On July 29, 1996, the last reported sale price of the Common Stock on the NYSE was $30.125 per share.

     The Selling Stockholders may sell the Shares from time to time directly or indirectly, through agents designated from time to time, in one or more open market transactions, including block trades, on the NYSE, in negotiated transactions or in a combination of any such methods of sale or through dealers or underwriters also to be designated, on terms to be determined at the time of sale. The Selling Stockholders and any such underwriters, dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent required, the specific Shares to be sold, the name of the Selling Stockholders, purchase price, public offering price, the name of any such agent, dealer or underwriter, and any applicable commission or discount with respect to the particular offer will be set forth in an accompanying prospectus supplement. See "Plan of Distribution."

     See "Risk Factors" beginning on page 3 of this Prospectus for certain considerations relevant to an investment in the Common Stock.



================================================================================
                  Price to Public           Discounts        Proceeds to Company
                                                               or Other Persons
- --------------------------------------------------------------------------------
Per Share...           (1)                     (2)                     (3)
- --------------------------------------------------------------------------------
Total (4)...           (1)                     (2)                     (3)
================================================================================
(1) The Selling Stockholders may from time to time effect the sale of their Shares at prices and at terms then prevailing or at prices related to the then-current market price.
(2) The Selling Stockholders may pay regular brokers' commissions in cash at the time(s) of the sale of their Shares.
(3) The Company will not receive any proceeds from the sales of the Shares to which this Prospectus relates. The Selling Stockholders will receive proceeds based on the sale price of the Shares at the time(s) of sale.
(4) Without deduction of expenses for the offering (all of which will be paid by the Company), estimated to be approximately $8,375.



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is            , 1996
                                              -----------

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and information may be inspected and copied at the aforementioned public reference facility and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a world wide web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a registration statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Common Stock offered hereby. Statements contained herein concerning the provisions of any documents filed as exhibits to the Registration Statement, incorporated by reference herein or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission and are hereby incorporated by reference into this Prospectus:

          (1) the Annual Report of the Company on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A dated April 26, 1996, as filed with the Commission on April 29, 1996;

          (2) the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 1996;

          (3)  the  Company's   Proxy   Statement  for  the  Annual  Meeting  of
     Stockholders held on July 25, 1996;

          (4) the current reports of the Company on Form 8-K dated January 2, 1996, April 10, 1996 and June 24, 1996, as filed with the Commission on January 12, 1996, April 16, 1996 and July 9, 1996, respectively; and

          (5) the registration statement of the Company on Form 8-A, dated March 27, 1991 (file no. 0-14488) relating to the Common Stock.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock contemplated hereby shall be deemed to be incorporated by reference into this Prospectus and made a part hereof from the respective dates of filing of such documents. Any statement contained herein, or in a document incorporated or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     Copies of the above documents (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon written or oral request without charge from the Company, 50 Briar Hollow Lane, West Building, 7th Floor, Houston, Texas 77027 (telephone number (713) 627-1990), Attention: Ms. Debra Valice.

                                  RISK FACTORS


     Prospective purchasers of the Common Stock should carefully consider, in addition to the other information contained in this Prospectus and any accompanying Prospectus Supplement, the following risk factors.

     Competition. Competition in the seismic data acquisition and resale industry and in the oil and gas exploration and production industry is intense. A number of independent oil-service companies create and market seismic data, and numerous oil and gas companies create seismic data and maintain their own seismic data banks. Due to difficult industry conditions in recent years, the number of independent seismic companies has decreased, and oil and gas companies have acquired an increasing portion of their seismic data from outside sources, including the Company. In the oil and gas exploration and production business, there are numerous oil and gas companies competing for the acquisition of mineral properties. Although the Company has significant operating history in its seismic data licensing operations, it has limited operating history in seismic data acquisition and oil and gas exploration. Some of the Company's competitors have longer operating histories, greater financial resources and larger sales volumes than the Company. Although the Company believes that its fully-integrated seismic resources and technical, geophysical and marketing expertise will allow it to compete effectively in both the seismic data industry and the oil and gas exploration and development industry, there can be no assurance that this will be the case.

     Industry Conditions. Demand for the Company's seismic data services depends primarily upon the level of spending by oil and gas companies for exploration, production and development activities. These spending levels tend to increase and decrease with increases and decreases in the commodity prices for oil and gas, so that demand for the Company's seismic data services is affected to some degree by market prices for natural gas and crude oil, which have historically been very volatile. Revenues generated by the Company's oil and gas exploration and development business increase and decrease with increases and decreases in the market prices of oil and gas. A substantial or extended decline in oil and gas prices could have a material adverse effect on the Company's financial position. In addition, if oil and gas prices decrease materially, the Company may be unable to find partners willing to pay the relatively high costs of exploration and development and grant the Company an interest in production in exchange for seismic data. Further, as high quality 3D data becomes more widely available from other sources, the Company may be unable to obtain the same level of working interests in oil and gas properties in exchange for use of its 3D data. Also, other factors beyond the Company's control may affect its oil and gas operations. These factors include the level of supply of natural gas and oil, the availability of adequate pipeline and other transportation and processing facilities and the marketing of competitive fuels. See also "Compliance with Governmental Regulations."

     Operating Risks. The Company's seismic data acquisition activities are subject to the general risks incident to seismic data acquisition activities, including the use of explosives, which subject personnel to risk of injury due to accidental explosions resulting from the mishandling of equipment and supplies, and environmental claims. The Company operates in areas of difficult terrain, such as in marshes and swamps, that can pose risks to personnel and equipment. The Company has not experienced any material losses or environmental claims to date, but there can be no assurance that it will not experience such losses or claims in the future. To the extent available, the Company maintains general liability insurance coverage against these potential claims, the nature and amount of which the Company believes to be customary in the industry. There can be no assurance that adequate insurance will be available in the future, or that the Company will be able to maintain adequate insurance on terms and conditions it finds acceptable.

     The Company's oil and gas operations are subject to hazards incident to the drilling of oil and gas wells, such as cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, or other environmental risks, as well as to the risk that no commercially productive natural gas or oil reserves will be encountered. Some of these hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, environmental damage and suspension of operations. In addition, the cost of drilling, completing and operating wells is often uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors, including unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents, weather conditions and shortages or delays in the delivery of equipment. These risks are typically shared by the Company and its petroleum company partners. The Company also seeks to reduce dry hole risks by utilizing 3D seismic data, where deemed appropriate, to assist in the determination of where to drill. However, since the Company does not act as operator in its oil and gas drilling business, it is dependent upon its petroleum company partners to conduct operations in a manner so as to minimize these operating risks. In accordance with industry practice, the Company maintains insurance against some, but not all, of these operating risks. There can be no assurance that adequate insurance will be available in the future, or that the Company will be able to maintain adequate insurance on terms and conditions it finds acceptable. As a result of the risks inherent in oil and gas operations, there can be no assurance as to the success of the Company's oil and gas exploration, development and production activities.

     Holding Company Structure. The Company has no operations or significant assets other than through its ownership of the capital stock of its subsidiaries. Dividends and other permitted payments from such subsidiaries will be the primary source of funds to pay dividends on the Common Stock. The rights of the Company and its creditors to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

     Dependence on Key Personnel. The Company's operations are dependent upon a relatively small group of management and technical personnel. The loss of one or more of these individuals could have a material adverse effect on the Company. The Company utilizes equity ownership and other incentives to attract and retain its employees. In addition, the Company's President and Chief Executive Officer, Paul A. Frame, Executive Vice President and Chief Operating Officer, Horace A. Calvert, and Senior Vice President-Finance and Chief Financial Officer, Debra D. Valice, all have employment agreements with the Company.

     Geographic Concentration of Operations. Most of the Company's seismic data in its seismic data library, as well as most of the Company's existing interests in oil and gas properties, are located along the coast and offshore in the U.S. Gulf of Mexico. Because of this concentration, any regional events that increase costs, reduce availability of equipment or supplies, reduce demand or limit production will impact the Company more adversely than if the Company were more geographically diversified.

     Compliance with Governmental Regulations. The oil and gas industry in general is subject to extensive governmental regulation, which may be changed from time to time in response to economic or political conditions. In particular, oil and gas exploration and production is subject to federal and state regulations governing environmental quality and pollution control, state limits on allowable rates of production by well or proration unit, and other similar regulations. State and federal regulations generally are intended to prevent waste of natural gas and oil, protect rights to produce natural gas and oil between owners in a common reservoir, control the amount of natural gas and oil produced by assigning allowable rates of production and control contamination of the environment. Also, the Company believes that the trend toward more expansive and stricter environmental laws and regulations will continue. The implementation of new, or the modification of existing, laws or regulations affecting the oil and gas industry could have a material adverse impact on the Company.

     Shares Eligible for Future Sale. No prediction can be made as to the effect, if any, that future sales of shares of the Company's capital stock, or the availability of shares of capital stock for future sale will have on the market price of such stock prevailing from time to time. Almost all of the 1,876,388 shares of Common Stock currently held by or issuable pursuant to options, warrants and other rights granted prior to the date hereof and exercisable within 60 days of the date hereof to the Company's directors and executive officers are eligible for sale currently or immediately upon exercise. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of stock options or warrants), or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock.

                DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus, including without limitation, statements regarding the Company's financial position, business strategy, budgets, plans and objectives of management for future operations are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed under "Risk Factors" and elsewhere in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the Cautionary Statements.

                                   THE COMPANY

     The Company and its subsidiaries, located in Houston, Texas, are a leading provider of seismic data and related geophysical services and expertise to the petroleum industry. The Company has evolved into a diversified energy concern with several niche operations, including one of the largest independent seismic data libraries in the United States; three-dimensional seismic data acquisition, processing and interpretation technology; and direct participation in exploration, development and ownership of natural gas and crude oil reserves.

     Since its inception in 1982, the Company has been engaged in the development of a proprietary library of seismic data, created by both the Company and others. The Company's seismic data library is owned and marketed by Seitel Data, Ltd., a Texas limited partnership of which wholly-owned Seitel subsidiaries constitute all of the limited and general partners. Seitel Data, Ltd. markets the data library, which consists of both two-dimensional ("2D") and three-dimensional ("3D") data, to oil and gas companies under license agreements. Seismic surveys and the analysis of seismic data for the identification and definition of underground geological structures are principal techniques used in oil and gas exploration and development to determine the existence and location of subsurface hydrocarbons.

     Through its wholly-owned subsidiary, Seitel Geophysical, Inc., the Company conducts advanced 3D land seismic crew operations. These seismic crews acquire data for the Company's seismic data library, for third parties, and for the Company's oil and gas exploration subsidiary, DDD Energy, Inc. The Company operates two 1500-channel telemetric systems to record the 3D surveys that the Company is conducting in the difficult marsh/swamp and transition-zone areas onshore in the U.S. Gulf Coast region. Most seismic recording equipment use cables to transmit data and do not operate as efficiently in wetland areas as telemetry-based seismic systems like those used by the Company, which use radio signals for data transmission. The Company also operates an in-house seismic data processing center in order to accommodate the Company's 3D surveys. This processing center, located at the Company's Houston headquarters, features sophisticated computer hardware and software designed specifically to process 3D seismic data and is used primarily by the Company's oil and gas exploration and production subsidiary, DDD Energy, Inc.

     In July, 1996, the Company acquired 50% of the outstanding shares of Energy Research International ("ERI"), a Cayman Island corporation and the parent corporation of Horizon Exploration Limited and Horizon Seismic, Inc. (the "Horizon Companies"). The Horizon Companies currently operate five seismic vessels capable of conducting advanced 3D offshore seismic surveys. The Horizon Companies conduct operations primarily in the North Sea and the U.S. Gulf of Mexico.

     The Company's integrated operations include its large 2D and 3D seismic library, seismic recording systems and crews geared specifically to conduct onshore and, through the Horizon Companies, offshore 3D surveys, the seismic data processing center and computer software, and the Company's geophysical application experience in interpreting 3D data.

     In March 1993, the Company formed DDD Energy, Inc. ("DDD Energy"), a wholly-owned subsidiary, to participate directly in petroleum exploration, development and ownership of hydrocarbon reserves through cost and revenue sharing relationships with oil and gas producers. The Company's objective is to participate through DDD Energy in exploration and development programs which combine the Company's 3D and 2D seismic resources and related geophysical technologies with the geology and engineering expertise and land positions of selected petroleum producers.

                                 USE OF PROCEEDS

     The Company will not receive any part of the proceeds from the sale of the Shares by the Selling Stockholders. All proceeds from the sale of the Shares will be received by the Selling Stockholders.

                               HORIZON ACQUISITION

     Horizon Acquisition. On July 3, 1996, the Company entered into an agreement with, among others, the Selling Stockholders whereby such Selling Stockholders sold an aggregate of 50% of the outstanding shares of ERI to the Company in exchange for the Company issuing the Shares to the Selling Stockholders (the "Acquisition"). Each Selling Stockholder received one-third of the Shares.

     Registration Rights. In connection with the Acquisition, the Company agreed to register the sale by the Selling Stockholders of the Shares under applicable Federal securities laws and to maintain the applicable registration in effect until the sooner of (1) July 3, 1998, (2) such shorter period when the Selling Stockholders may sell the Shares under Rule 144, or (3) when the Selling Stockholders have sold all of the Shares.

                  COMMON STOCK OFFERED BY SELLING STOCKHOLDERS

     This Prospectus covers offers from time to time by the Selling Stockholders of the Shares. Set forth below is the name of each Selling Stockholder, the number of shares of Common Stock owned of record by each Selling Stockholder as of the date of this Prospectus, the number of shares of Common Stock which may be offered by the Selling Stockholder pursuant to this Prospectus, and the number of shares of Common Stock and percentage of the class of Common Stock to be owned by each Selling Stockholder upon completion of the offering if all Shares are sold. Any or all of the Shares registered hereunder may be offered for sale by the Selling Stockholders from time to time.


                                                     SELLING STOCKHOLDERS



                              Shares Owned Prior to    Shares Registered    Shares Owned After the      Percent of Class
    Selling Stockholder          the Offering(1)<F2>       Hereunder              Offering(2)<F3>    After the Offering(2)<F3>
============================= ======================= ===================== ======================== =======================
Oliveira Limited                      44,025                 44,025                   -0-                      *<F1>
Dormera Limited                       44,025                 44,025                   -0-                      *<F1>
Balmedie Limited                      44,025                 44,025                   -0-                      *<F1>
============================= ======================= ===================== ======================== =======================

<F1>* Less than 1%.

<F2> (1)  Assuming no other disposition or acquisition of Common Stock.

<F3> (2)  Assuming no other  disposition  or acquisition of Common Stock and all
          Shares included herein are sold.

     All of the outstanding shares of Oliveira Limited are owned by Gerald Harrison, a director of ERI and the President of the Horizon Companies. All of the outstanding shares of Dormera Limited are owned by George Purdie, a director of ERI and the Vice President - Operations of the Horizon Companies. All of the outstanding shares of Balmedie Limited are owned by Neil Campbell, a director of ERI and the Chief Financial Officer of the Horizon Companies.

                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Any or all of the Shares may be sold to purchasers directly by the Selling Stockholders in one or more open market transactions, including block trades, on the New York Stock Exchange, in negotiated transactions or in a combination of any such methods of sale. Alternatively, the Selling Stockholders may from time to time offer the Shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom they may act as agent. The Selling Stockholders and any such underwriters, dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of the Shares is made, to the extent required, a Prospectus Supplement will be distributed that will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions or other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, including the proposed selling price to the public. The Company will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares offered hereby.

     The Company has agreed to indemnify in certain circumstances the Selling Stockholders and certain persons related to the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. The Selling Stockholders have agreed to indemnify in certain circumstances the Company and certain persons related to the Company against certain liabilities, including liabilities under the Securities Act. All of the expenses of the offering will be paid by the Company.

     In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                                  LEGAL MATTERS

     The validity of the Shares will be passed upon for the Company by Gardere Wynne Sewell & Riggs, L.L.P., Houston, Texas.

                                     EXPERTS

     The consolidated financial statements of the Company and its subsidiaries incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The estimates of natural gas reserves contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, were obtained from a reserve report dated January 1, 1996, prepared by Forrest A. Garb & Associates, Inc., and are incorporated herein in reliance upon the authority of said firm as experts in such matters.

No dealer,  salesman or other person has been  authorized to|
give any  information or to make any  representations  other|
than those  contained in this  Prospectus in connection with|
the offer  made by this  Prospectus  and,  if given or made,|
such information or representations  must not be relied upon|
as  having  been  authorized  by the  Company,  the  Selling|
Stockholders or by any Underwriter.  Neither the delivery of|
this  Prospectus nor any sale made hereunder shall under any|
circumstances  create any implication that there has been no|
change in the affairs of the Company  since the date hereof.|
This Prospectus does not constitute an offer or solicitation|
by  anyone  in any  jurisdiction  in  which  such  offer  or|
solicitation is not authorized or in which the person making|
such offer or  solicitation  is not qualified to do so or to|
anyone  to  whom  it is  unlawful  to  make  such  offer  or|
solicitation.                                               |
                                                            |    132,075 Shares
                   ---------------------                    |
                                                            |      SEITEL, INC.
                     TABLE OF CONTENTS                      |
                                                            |     COMMON STOCK
                                                        PAGE|
                                                            |      PROSPECTUS
AVAILABLE INFORMATION....................................  2|
                                                            |            , 1996
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........  2|    --------
                                                            |
RISK FACTORS.............................................  3|
                                                            |
DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION.........  4|
                                                            |
THE COMPANY..............................................  4|
                                                            |
USE OF PROCEEDS..........................................  5|
                                                            |
HORIZON ACQUISITION......................................  5|
                                                            |
COMMON STOCK OFFERED BY SELLING STOCKHOLDERS.............  6|
                                                            |
SELLING STOCKHOLDERS.....................................  6|
                                                            |
PLAN OF DISTRIBUTION.....................................  6|
                                                            |
LEGAL MATTERS............................................  7|
                                                            |
EXPERTS..................................................  7|

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The estimated expenses (other than underwriting discounts and commissions) in connection with the offering described in this Registration Statement, all of which will be paid by the Company, are as follows:

SEC Registration Fee.................................                  $ 1,375
Blue Sky Fees and Expenses...........................                        -
Legal Fees and Expenses..............................                    5,000
Accountants' Fees and Expenses.......................                    2,000
Printing and Engraving Expenses......................                        -
Miscellaneous........................................                        -
                                                                        ------
     Total...........................................                  $ 8,375
                                                                        ======

Item 15. Indemnification of Officers and Directors

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Charter and the by-laws of the Company require the Company to indemnify, and to advance expenses to, its officers and directors to the fullest extent allowed by Delaware law. In addition, the Company maintains insurance policies which provide coverage for the directors and officers of the Company in certain situations where the Company cannot directly indemnify such directors and officers.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (concerning liability for unlawful payment of dividends or other distributions), or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Charter contains a provision that eliminates the personal liability of its directors in the circumstances allowed under Section 102(b)(7).

Item 16. Exhibits

4.1 Certificate of Incorporation filed with the Secretary of State of Delaware on May 7, 1982 and Amendment to Certificate of Incorporation filed with the Secretary of State of Delaware on April 25, 1984 (incorporated by reference to Exhibit 3A to the Company's Registration Statement on Form S-1, No. 2-92572, as filed with the Commission on August 3, 1984).

4.2 Amendment to Certificate of Incorporation filed with the Secretary of State of Delaware on August 4, 1987 (incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-2, File No. 33-21300, as filed with the Commission on April 18, 1988).

4.3 Amendment to Certificate of Incorporation filed with the Secretary of State of Delaware on January 18, 1989 (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1988 (File No. 0-14488)).

4.4 Amendment to Certificate of Incorporation filed with the Secretary of State of Delaware on July 13, 1989 (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1989 (File No. 0-14488)).

4.5 Amendment to Certificate of Incorporation filed with the Secretary of State of Delaware on August 3, 1993 (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1993 (File No. 0-14488)).

4.6 By-Laws of the Company (incorporated by reference to Exhibit 3B to the Company's Registration Statement on Form S-1, No. 2-92572, as filed with the Securities and Exchange Commission on August 3, 1984).

5    Opinion of Gardere Wynne Sewell & Riggs, L.L.P.

23.1 Consent of Arthur Andersen LLP

23.2 Consent of Gardere Wynne Sewell & Riggs, L.L.P. (included in Exhibit 5).

23.3 Consent of Forrest A. Garb & Associates, Inc.

24 Powers of Attorney for directors and certain officers (included on signature page).

Item 17. Undertakings

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City Houston, State of Texas, on July 31, 1996.

                                    SEITEL, INC.
                                    (Registrant)

                                    BY: /s/ Paul A. Frame
                                        ----------------------------------------
                                            PAUL A. FRAME, President,
                                            Chief Executive Officer and Director

                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Paul
A. Frame, Horace A. Calvert and Debra D. Valice, and each of them, with full power of substitution and full power to act without the others, his true and lawful attorney-in-fact and agent in his name, place and stead, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                            Title                         Date
================================================================================

/s/ Herbert M. Pearlman                                                 7/31/96
- -----------------------        Chairman of the Board of Directors      ---------
    Herbert M. Pearlman                                                   Date

/s/ Paul A. Frame                                                       7/31/96
- -----------------------            President, Chief Executive          ---------
    Paul A. Frame                     Officer and Director                Date

/s/ Horace A. Calvert                                                   7/31/96
- -----------------------           Executive Vice President, Chief      ---------
    Horace A. Calvert              Operating Officer and Director         Date

/s/ David S. Lawi                                                       7/31/96
- -----------------------                     Director                   ---------
    David S. Lawi                                                         Date

/s/ William Lerner                                                      7/31/96
- -----------------------                     Director                   ---------
    William Lerner                                                        Date

/s/ Walter M. Craig                                                     7/31/96
- -----------------------                     Director                   ---------
    Walter M. Craig                                                       Date

/s/ John Stieglitz                                                      7/31/96
- -----------------------                     Director                   ---------
    John Stieglitz                                                        Date

/s/ William Lurie                                                       7/31/96
- -----------------------                     Director                   ---------
    William Lurie                                                         Date

/s/ Debra D. Valice                                                      7/31/96
- -----------------------         Senior Vice President - Finance,       ---------
    Debra D. Valice                 Chief Financial Officer,              Date
                                Secretary, Treasurer, and Director
                                 (principal financial officer)
/s/ Marcia H. Kendrick                                                  7/31/96
- -----------------------             Chief Accounting Officer           ---------
    Marcia H. Kendrick           (principal accounting officer)           Date

                                 EXHIBIT INDEX
                                                                    Sequentially
Number    Description of Exhibit                                   Numbered Page

  4.1 Certificate of Incorporation filed with the Secretary of State of Delaware on May 7, 1982 and Amendment to Certificate of Incorporation filed with the Secretary of State of Delaware on April 25, 1984 (incorporated by reference to Exhibit 3A to the Company's Registration Statement on Form S-1, No. 2-92572, as filed with the Commission on August 3, 1984).

  4.2 Amendment to Certificate of Incorporation filed with the Secretary of State of Delaware on August 4, 1987 (incorporated by reference to Exhibit 4.8 to the Company's Registration Statement on Form S-2, File No. 33-21300, as filed with the Commission on April 18,
          1988).

  4.3 Amendment to Certificate of Incorporation filed with the Secretary of State of Delaware on January 18, 1989 (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1988 (File No. 0-14488)).

  4.4 Amendment to Certificate of Incorporation filed with the Secretary of State of Delaware on July 13, 1989 (incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1989 (File No. 0-14488)).

  4.5 Amendment to Certificate of Incorporation filed with the Secretary of State of Delaware on August 3, 1993 (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1993 (File No. 0-14488)).

  4.6 By-Laws of the Company (incorporated by reference to Exhibit 3B to the Company's Registration Statement on Form S-1, No. 2-92572, as filed with the Securities and Exchange Commission on August 3, 1984).

  5       Opinion of Gardere Wynne Sewell & Riggs, L.L.P.                  17

  23.1    Consent of Arthur Andersen LLP                                   18

  23.2 Consent of Gardere Wynne Sewell & Riggs, L.L.P. (included in Exhibit 5).

  23.3    Consent of Forrest A. Garb & Associates, Inc.                    19

  24 Powers of Attorney for directors and certain officers (included on signature page).